Exhibit 99.1

For immediate release:

Bank of Commerce Holdings™, Parent Company of Redding Bank of Commerce™, Roseville Bank of Commerce™ and Bank of Commerce Mortgage™
Announces 24% increase in first quarter 2005 Operating Results

REDDING, California, April 15, 2005/ PR Newswire— Bank of Commerce Holdings (NASDAQ: BOCH), a $450.7 million asset financial holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™ and Bank of Commerce Mortgage™ today announced a 24% increase in first quarter 2005 operating results.

“We are very proud to report a 24 percent increase in operating results over the same quarter in 2004. The reasons for our increase in earnings are attributed to the volume of loan activities over the year coupled with increasing interest rates. The growth was funded by increases in core deposits with a modest increase in our cost of funds. Our performance is well above average with our goal of achieving upper quartile performance, compared to our peers” said Michael C. Mayer, President and CEO of the Company.

Bank of Commerce Holdings’ net income for the first quarter 2005 increased 23.7 percent to $1,376,000 or $0.16 per diluted share compared to $1,112,000 or $0.13 per diluted share during the first quarter 2004. Annualized return on average equity was 15.89%; annualized return on average assets was 1.24%, compared with 14.45% and 1.15% for the same period in 2004.

On January 6, 2005 the Company announced a 46.7% increase in stock price during 2004. Stock price closed at December 31, 2004 at $12.35 compared with $8.42 at December 31, 2003. On March 17, 2005, the Company announced a $0.06 quarterly cash dividend payable to shareholders of record as of March 31, 2005 and paid on April 8, 2005.

At March 31, 2005, Bank of Commerce Holdings’ total assets were $450.7 million, an increase of 2.78% or $12.2 million from December 31, 2004. Net loans increased to $320.5 million, an increase of $1.6 million from December 31, 2004. Total deposits increased to $355.5 million, an increase of $2.6 million from December 31, 2004. Deposit growth strategies focused on increasing core deposit relationships while reducing dependency on more expensive certificates of deposit.

The Company’s loan portfolio is sound and performing well. Non-performing assets decreased by $327,000 or 15.9% during the first quarter of 2005. The Company’s allowance for loan losses was 1.25% of total loans at March 31, 2005 and 1.20% at December 31, 2004, while its ratio of non-performing assets to total assets was 0.46% at March 31, 2005, compared to 0.54% at December 31, 2004. Provisions for loan losses for the quarter ended March 2005 were $177,000 compared to $192,000 for the same period in 2004. The Company’s OREO remained at $0 through the first quarter of 2005 and 2004.

The capital ratios of Redding Bank of Commerce continue to be above the well-capitalized guidelines established by bank regulatory agencies.

The most significant impact on net interest income between periods is derived from the interaction of changes in the volume of and rate earned or paid on interest-earning assets and interest-bearing liabilities. The volume of interest-earning assets in loans and securities, compared to the volume of interest-bearing liabilities represented by deposits and borrowings, combined with the spread, produces the changes in net interest income between periods. The Company’s net interest margin was 4.66% in the first quarter of 2005 compared to 4.42% for the same period in 2004.

Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, a division of Redding Bank of Commerce and Bank of Commerce Mortgage™. The Company is a federally insured California banking corporation and opened on October 22, 1982.

Investment firms making a market in BOCH stock are: Hoefer & Arnett, 555 Market Street, San Francisco, CA (800)346-5544; Sandler & O’Neil, 919 Third Avenue, 6th Floor, New York, NY 10022 (800)635-6851 and Hill, Thompson, Magid & Co. Inc, 15 Exchange Place, Suite 800, Jersey City, NJ 07030 (201)369-2908.

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

•	Competitive pressure in the banking industry and changes in the regulatory environment.

•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.

•	The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans.

•	Credit quality deteriorates which could cause an increase in the provision for loan losses.

•	Losses in the Company’s merchant credit card processing business.

•	Asset/Liability matching risks and liquidity risks.

•	Changes in the securities markets.

For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and under the heading “Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2005	Dec. 31,2004	March 31,2004
Dollars in thousands
ASSETS

Cash and due from banks	$14,167	$13,121	$23,036
Federal funds sold and securities purchased under agreements to resell	19,760	6,120	10,125

Cash and cash equivalents	33,927	19,241	33,161

Securities available-for-sale (including pledged collateral of $38,884 at March 31, 2005, $33,345 at December 31, 2004 and $17,262 at March 31, 2004)	77,276	82,443	55,634
Securities held-to-maturity, at cost (estimated fair value of $457 at March 31, 2005, $487 at Dec. 31, 2004 and $829 at March 31, 2004)	423	449	769
Loans, net of the allowance for loan losses of $4,044 at March 31,2005, $3,866 at Dec. 31, 2004 and $3,870 at March 31, 2004	320,453	318,801	288,651
Bank premises and equipment, net	5,436	5,484	5,693
Other assets	13,207	12,127	10,777

TOTAL ASSETS	$450,722	$438,545	$394,685

LIABILITIES AND STOCKHOLDERS’ EQUITY

Demand — noninterest bearing	$75,393	$82,263	$63,502
Demand — interest bearing	111,723	108,645	91,876
Savings accounts	24,367	23,471	21,707
Certificates of deposit	144,051	138,500	139,067

Total deposits	355,534	352,879	316,152

Securities sold under agreements to repurchase	13,517	2,004	10,239
Federal Home Loan Bank borrowings	35,000	35,000	25,000
Other liabilities	5,705	8,379	6,012
Junior subordinated debt payable to unconsolidated subsidiary grantor trust	5,000	5,000	5,000

Total Liabilities	414,756	403,262	362,403
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, no par value, 2,000,000 authorized no shares issued and outstanding in 2005 and 2004	—	—	—
Common stock , no par value, 10,000,000 shares authorized; 8,571,781 shares issued and outstanding at March 31,2005, 8,502,831 at Dec. 31, 2004 and 8,173,674 at March 31, 2004	10,756	10,537	9,734
Retained earnings	26,067	25,079	22,348
Accumulated other comprehensive income (loss), net of tax	(857)	(333)	200

Total stockholders’ equity	35,966	35,283	32,282

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$450,722	$438,545	$394,685

BANK OF COMMERCE HOLDINGS AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

Three months ended March 31, 2005 and 2004	Three Months Ended
Dollars in thousands, except for per share data	March 31, 2005	March 31, 2004
Interest income:
Interest and fees on loans	$5,407	$4,347
Interest on tax exempt securities	54	56
Interest on U.S. government securities	651	477
Interest on federal funds sold and securities purchased under agreements to resell	79	17
Interest on other securities	0	7

Total interest income	6,191	4,904

Interest expense:
Interest on demand deposits	139	102
Interest on savings deposits	24	29
Interest on time deposits	830	723
Securities sold under agreements to repurchase	19	2
Interest on FHLB and other borrowings	246	67
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trust	77	56

Total interest expense	1,335	979

Net interest income	4,856	3,925
Provision for loan and lease losses	177	192

Net interest income after provision for loan and lease losses	4,679	3,733

Noninterest income:
Service charges on deposit accounts	103	99
Payroll and benefit processing fees	99	97
Earnings on cash surrender value - Bank owned life insurance	51	54
Net (loss) gain on sale of securities available-for-sale	(2)	0
Net gain on sale of loans	19	35
Merchant credit card service income, net	99	97
Mortgage brokerage fee income	86	16
Other income	87	97

Total noninterest income	542	495

Noninterest expense:
Salaries and related benefits	1,693	1,393
Occupancy and equipment expense	387	369
FDIC insurance premium	12	13
Data processing fees	41	44
Professional service fees	205	146
Deferred compensation expense	73	67
Stationery and supplies	59	54
Postage	28	21
Directors’ expense	74	89
Other expenses	348	268

Total noninterest expense	2,920	2,464

Income before income taxes	2,301	1,764
Provision for income taxes	925	652

Net income	$1,376	$1,112

Basic earnings per share	$0.16	$0.14
Weighted average shares — basic	8,533	8,133
Diluted earnings per share	$0.16	$0.13
Weighted average shares — diluted	8,780	8,529

Bank of Commerce Holdings
Quarterly Financial Condition Data
(Dollars in Thousands, except share and per share amounts)
(Unaudited)
For the Quarter Ended

	March 31, 2005	Dec 31, 2004	Sept. 30, 2004	June 30, 2004	March 31, 2004
Cash and due from banks	$14,167	$13,121	$13,816	$14,461	$23,036
Federal funds sold and securities purchased under agreements to resell	19,760	6,120	12,155	15,155	10,125

Total Cash & Equivalents	33,927	19,241	25,971	29,616	33,161
Securities available-for-sale	77,276	82,443	78,475	74,257	55,634
Securities held to maturity, at cost	423	449	490	566	769
Loans, net of allowance for loan losses	320,453	318,801	306,531	287,886	288,651
Bank premises and equipment, net	5,436	5,484	5,589	5,700	5,693
Other assets	13,207	12,127	11,496	11,847	10,777

TOTAL ASSETS	$450,722	$438,545	$428,552	$409,872	$394,685

Liabilities:
Demand — noninterest bearing	$75,393	$82,263	$79,409	$73,067	$63,502
Demand — interest bearing	111,723	108,645	108,348	102,051	91,876
Savings	24,367	23,471	25,112	24,354	21,707
Certificates of deposit	144,051	138,500	139,104	132,640	139,067

Total deposits	355,534	352,879	351,973	332,112	316,152

Securities sold under agreements to repurchase	13,517	2,004	1,489	1,496	10,239
Federal Home Loan Bank borrowings	35,000	35,000	30,000	35,000	25,000
Other liabilities	5,705	8,379	4,266	3,964	6,012
Junior subordinated debt payable to subsidiary grantor trust	5,000	5,000	5,000	5,000	5,000

Total liabilities	414,756	403,262	392,728	377,572	362,403
Stockholders’ equity:
Common stock	10,756	10,537	10,714	9,745	9,734
Retained earnings	26,067	25,079	25,416	23,604	22,348
Accumulated other comprehensive income (loss), net	(857)	(333)	(306)	(1,049)	200

Total stockholders’ equity	35,966	35,283	35,824	32,300	32,282
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$450,722	$438,545	$428,552	$409,872	$394,685

Interest Income:
Net interest income	$4,856	$4,606	$4,269	$4,087	$3,925
Provision for loan losses	177	173	131	97	192

Net interest income after provision for loan losses	4,679	4,433	4,138	3,990	3,733
Noninterest Income:
Service charges	103	118	133	126	99
Merchant credit card service income, net	99	104	81	94	97
Net gain on sale of securities available-for-sale	(2)	0	0	0	0
Mortgage brokerage fee income	86	74	64	32	16
Other income	256	338	295	242	283

Total noninterest income	542	634	573	494	495
Noninterest Expense:
Salaries and related benefits	1,693	1,678	1,500	1,368	1,393
Net Occupancy and equipment expense	387	407	395	363	369
Professional service fees	205	184	177	296	146
Other expenses	635	567	569	613	556

Total noninterest expense	2,920	2,836	2,641	2,640	2,464

Income before income taxes	2,301	2,231	2,070	1,844	1,764
Provision for income taxes	925	793	803	683	652

Net Income	$1,376	$1,438	$1,267	$1,161	$1,112

Bank of Commerce Holdings
Quarterly Financial Condition Data - Continued
(Dollars in Thousands, except share and per share amounts)
(Unaudited)
For the Quarter Ended

Key Financial Information
(Unaudited)	March 31, 2005	Dec 31, 2004	Sept. 30, 2004	June 30, 2004	March 31, 2004
Net earnings per share- basic	$0.16	$0.17	$0.15	$0.14	$0.14
Net earnings per share- diluted	$0.16	$0.17	$0.14	$0.13	$0.13
Dividends per share	$0.06	$0.23	$0.00	$0.00	$0.00
Net Interest Margin	4.66%	4.56%	4.41%	4.43%	4.42%

Average Total Equity	$39,628	$38,261	$37,089	$36,922	$35,787
Return on Average Equity	15.89%	15.03%	13.15%	12.58%	14.45%
Average Assets	$445,037	$432,171	401,980	399,383	388,383
Return on Average Assets	1.24%	1.33%	1.21%	1.16%	1.15%
Efficiency Ratio	55.93%	55.97%	56.06%	58.88%	58.28%

Total Assets	$450,722	$438,545	$428,552	$409,872	$394,685
Loans, net of allowances	$320,453	$318,801	$306,531	$287,886	$288,651
Deposits	$355,534	$352,879	$351,973	$332,112	$316,152
Stockholders’ Equity	$35,966	$35,283	$35,824	$32,300	$32,282
Total shares outstanding	8,572	8,503	8,503	8,193	8,133
Book Value per share	$4.20	$4.15	$4.22	$3.94	$3.97

Loan to deposit ratio	91.27%	90.35%	87.09%	86.69%	92.53%
Non-performing assets to total assets	0.46%	0.54%	0.79%	0.83%	1.06%
Non-performing loans to total loans	0.63%	0.74%	1.10%	1.17%	1.43%
Allowance for loans losses to total loans	1.25%	1.20%	1.20%	1.24%	1.32%

Leverage capital	9.29%	9.27%	9.79%	9.71%	9.44%
Tier 1 risk based capital	10.95%	11.34%	11.91%	11.91%	11.18%
Total risk based capital	12.06%	12.42%	13.02%	13.03%	12.43%